UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2003

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312 (Commission File Number)	22-3461740 (I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Item 7.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Notice to Directors and Officers of Medco Health Solutions, Inc. concerning blackout periods under certain benefit plans	Filed with this document

Exhibit 99.2	Notice to Nominees to the Board of Directors of Medco Health Solutions, Inc. concerning blackout periods under certain benefit plans	Filed with this document

Item 11.    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On August 4, 2003, in connection with the spin-off (the “Spin-off”) of Medco Health Solutions, Inc. (“Medco Health Solutions”), the Board of Directors of Merck & Co., Inc. (“Merck”) approved the distribution of a dividend of shares of Medco Health Solutions to the shareholders of Merck. The distribution date for the dividend, and the date of the Spin-off, will be August 19, 2003. On August 8, 2003, Medco Health Solutions sent notices to its executive officers, directors and director nominees notifying them that in connection with the Spin-off there would be certain “blackout” periods imposed with regard to Medco Health Solutions’ stock option plans, savings plans and deferral program. The notices to the executive officers, directors and director nominees are filed as Exhibits to this Form 8-K. Medco Health Solutions received notice of the blackouts as required under section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on August 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: August 12, 2003	By:	/S/ DAVID S. MACHLOWITZ

David S. Machlowitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice to Directors and Officers of Medco Health Solutions, Inc. concerning blackout periods under certain benefit plans

99.2	Notice to Nominees to the Board of Directors of Medco Health Solutions, Inc. concerning blackout periods under certain benefit plans